For release: Wednesday, May 5, 2021 at 7:30 a.m. ET GM Reports Strong First-Quarter 2021 Results DETROIT – General Motors Co. (NYSE: GM) today reported first-quarter earnings driven by strong price and mix performance in North America, strong credit and residual value performance at GM Financial, and the industry recovery in China. The company is highly confident in its full-year 2021 guidance outlined earlier this year as it works to manage through the semiconductor shortage, which is impacting automakers globally. Based on information available today, the company expects to be at the higher-end of the EBIT-adjusted range. Downloads • GM Chairman and CEO Mary Barra's letter to shareholders • Detailed quarterly results with year-over-year comparisons First-quarter 2021 results overview • Revenue of $32.5 billion • Net income of $3.0 billion, and EBIT-adjusted of $4.4 billion • Net income margin of 9.3 percent, and EBIT-adjusted margin of 13.6 percent • Automotive operating cash flow of $(1.1) billion, and adjusted automotive free cash flow of $(1.9) billion • EPS-diluted of $2.03, and EPS-diluted-adjusted of $2.25* • GM North America EBIT-adjusted of $3.1 billion, and EBIT-adjusted margin of 12.1 percent • GM International EBIT-adjusted of $0.3 billion, including China Equity Income of $0.3 billion • GM Financial EBT-adjusted of $1.2 billion First-quarter 2020 results overview • Revenue of $32.7 billion • Net income of $0.3 billion, and EBIT-adjusted of $1.2 billion • Net income margin of 0.9 percent, and EBIT-adjusted margin of 3.8 percent • Automotive operating cash flow of $0.3 billion, and adjusted automotive free cash flow of $(0.9) billion • EPS-diluted of $0.17, and EPS-diluted-adjusted of $0.62** • GM North America EBIT-adjusted of $2.2 billion, and EBIT-adjusted margin of 8.5 percent • GM International EBIT-adjusted of $(0.6) billion, including China Equity Income of $(0.2) billion • GM Financial EBT-adjusted of $0.2 billion News *EPS-diluted and EPS-diluted-adjusted include a $0.08 gain from Stellantis (formerly PSA) and Lordstown Motor Corporation. **EPS-diluted and EPS-diluted-adjusted includes a $(0.28) impact from Lyft and Stellantis revaluations. Exhibit 99.1

2021 guidance • Full-year EPS-diluted of between $4.28 and $5.03, and EPS-diluted-adjusted of between $4.50 and $5.25 • Full-year net income of between $6.8 billion and $7.6 billion, and EBIT-adjusted of between $10.0 billion and $11.0 billion • Six months ending June 30, 2021 net income of ~$3.5 billion, and EBIT-adjusted of ~$5.5 billion See below for reconciliations of non-GAAP measures to their most directly comparable GAAP measures or visit the GM Investor Relations website for complete details. Conference call for investors and analysts Barra and Chief Financial Officer Paul Jacobson will host a conference call for investors and analysts at 10 a.m. ET today to discuss these results and the company’s growth strategy. Introductory remarks will be followed by a question-and-answer session. Those who wish to listen to the call may dial in using the following numbers: • United States: 1-888-808-8618 • International: +1-949-484-0645 • Name of call: GM Earnings Call General Motors (NYSE:GM) is a global company focused on advancing an all-electric future that is inclusive and accessible to all. At the heart of this strategy is the Ultium battery platform, which powers everything from mass- market to high-performance vehicles. General Motors, its subsidiaries and its joint venture entities sell vehicles under the Chevrolet, Buick, GMC, Cadillac, Baojun and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety and security services, can be found at https:// www.gm.com. ###

CONTACTS: Jim Cain GM Sales and Finance Communications 313-407-2843 james.cain@chevrolet.com Michael Heifler GM Investor Relations 313-418-0220 michael.heifler@gm.com Lauren Langille GM Finance Communications 931-398-8191 lauren.langille@gm.com Cautionary Note on Forward-Looking Statements: This press release and related comments by management may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent our current judgement about possible future events and are often identified by words such as “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgements are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Non-GAAP Reconciliations The following table reconciles net income attributable to stockholders under U.S. GAAP to EBIT-adjusted (dollars in millions): Three Months Ended March 31, 2021 March 31, 2020 Net income attributable to stockholders(a) $ 3,022 $ 294 Automotive interest income (32) (83) Automotive interest expense 250 193 Income tax expense 1,177 357 Adjustments GMI restructuring(b) — 489 Total adjustments — 489 EBIT-adjusted $ 4,417 $ 1,250 (a) Net of Net loss attributable to noncontrolling interests. (b) These adjustments were excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. The adjustments primarily consist of asset impairments, dealer restructurings, employee separation charges and sales allowances in Australia, New Zealand and Thailand in the three months ended March 31, 2020. The following table reconciles diluted earnings (loss) per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts): Three Months Ended March 31, 2021 March 31, 2020 Amount Per Share Amount Per Share Diluted earnings per common share $ 2,976 $ 2.03 $ 247 $ 0.17 Adjustments(a) — — 489 0.34 Tax effect on adjustment(b) — — (73) (0.05) Tax adjustment(c) 316 0.22 236 0.16 EPS-diluted-adjusted $ 3,292 $ 2.25 $ 899 $ 0.62 (a) Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to EBIT-adjusted for adjustment details. (b) The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates. (c) These adjustments consist of tax expense related to the establishment of a valuation allowance against deferred tax assets that are considered no longer realizable for Cruise in the three months ended March 31, 2021 and for GM in Australia and New Zealand for the three months ended March 31, 2020. These adjustments were excluded because significant impacts of valuation allowances are not considered part of our core operations.

The following table reconciles net automotive cash provided by (used in) operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended	
	March 31, 2021	March 31, 2020
Net automotive cash provided by (used in) operating activities	$ (1,096)	$ 337
Less: Capital expenditures	(860)	(1,205)
Add: GMI restructuring	24	23
Less: GM Brazil indirect tax recoveries	—	(58)
Adjusted automotive free cash flow	$ (1,932)	$ (903)

Guidance Reconciliations

The following table reconciles expected Net income attributable to stockholders under U.S. GAAP to expected EBIT-adjusted (dollars in billions):

	Six Months Ending June 30, 2021	Year Ending December 31, 2021
Net income attributable to stockholders	$ ~3.5	$ 6.8-7.6
Income tax expense	~1.5	2.2-2.4
Automotive interest expense, net	~0.5	1.0
EBIT-adjusted (a)	$ ~5.5	$ 10.0-11.0

(a) We do not consider the potential future impact of adjustments on our expected financial results.

The following table reconciles expected EPS-diluted under U.S. GAAP to expected EPS-diluted-adjusted:

	Year Ending December 31, 2021
Diluted earnings per common share	$ 4.28-5.03
Adjustment - Cruise deferred income tax valuation allowance	0.22
EPS-diluted-adjusted(a)	$ 4.50-5.25

(a) We do not consider the potential future impact of adjustments on our expected financial results.